Exhibit 10.8

Deed of Indemnity (Director)

AMEC plc

and

[                        ]

1 October 2012

THIS DEED is made the First of October 2012

BETWEEN

(1)                                     AMEC plc, registered in England and Wales with company number 1675285 whose registered office is at Booths Park, Chelford Road, Knutsford, Cheshire WA16 8QZ (the “Company”); and

(2)                                     [               ] of [               ] (the “Director”)

THIS DEED WITNESSETH as follows:

1.                                          INTERPRETATION

In this Deed the following expressions shall have the following meanings, unless the context otherwise requires:

“Appointment” means the Director’s appointment as a Director of the Company on the terms agreed between the Director and the Company; and

“Associated Company” in relation to a company (“C”) means a company which is C’s subsidiary or C’s holding company, or a subsidiary of C’s holding company.

“Business Day” means a day which is not a Saturday or Sunday or a public holiday in England;

“Claim” means any claim, demand, proceeding, investigation or other action which may give rise to a claim by the Director against the Company under this Deed;

2.                                          INDEMNIFICATION

2.1                                   Save as provided in 2.2 and 2.3 below, and subject to clause 3.2 below the Company hereby agrees (without prejudice to any other indemnity to which the Director may otherwise be entitled) that the Director shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities arising out of the Appointment (“Liabilities”) which the Director may sustain or incur:

(i)                              in or about the actual or purported execution or discharge of the Director’s duties; or

(ii)                           the exercise or purported exercise of the powers or discretions as a director or officer of the Company or any Associated Company; or

(iii)                        as a director or officer of any company on which the Company has requested or directed that the Director serves on as director or officer (“Nominated Company”); or

(iv)                       otherwise in relation to or in connection with the Director’s position as a director or officer of the Company or any Associated Company or any other Nominated Company including (but without limitation) any Liabilities reasonably suffered or incurred by the Director in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, investigations or proceedings, whether civil or criminal (and for this purpose alleged claims, investigations or proceedings shall include any allegations made formally or informally by reports in the press, public statement or other media communications in anticipation of which the Director at the discretion of the

Director shall incur Liabilities) (together “Defence Liabilities”) and any Liabilities incurred in relation to any mitigation or settlement in respect of any actual, threatened or alleged claims, demands, investigations or proceedings, whether civil or criminal (“Settlement Liabilities”), or in connection with any application under section 661(3) and 661(4) or section 1157 of the Companies Act 2006 (the “Act”).

2.2                                   The Director shall not be entitled to be indemnified under clause 2.1 above for any Liabilities attaching to the Director in connection with any negligence, default, breach of duty or breach of trust by the Director in relation to the Company or any Nominated Company.

2.3                                   The Director shall not be entitled to be indemnified under clause 2.1 above for any Liabilities of the Director:

(a)                           to the Company or any Associated Company or any Nominated Company;

(b)                           to pay a fine imposed in criminal proceedings;

(c)                            to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(d)                           in defending any criminal proceedings in which the Director is convicted and such conviction has become final;

(e)                            in defending any civil proceedings brought by the Company or an Associated Company or any Nominated Company in which a final judgment is given against the Director; or

(f)                             in connection with any application under sections 661(3) and 661(4) or section 1157 of the Act in which the court refuses to grant the Director relief and such refusal has become final and for the purposes of clause 2.3(d), (e) and (f) above, “final” means in respect of a conviction, judgment or refusal of relief, (a) if not appealed against, at the end of the period for bringing the appeal; and (b) if appealed against, the time when the appeal or further appeal is determined and the period for bringing any further appeal has ended or if it is abandoned or otherwise ceases to have effect.

2.4                                   This indemnity shall not apply to the extent that:

(a)                          the Director is entitled to recover from any other person (including without limitation, under any policy of insurance) any amount in relation to any Claim, unless such entitlement is contingent upon the Director having first exhausted his/her rights to indemnification in respect of the relevant liability under this Deed;

(b)                          the Liabilities are in respect of injury or similar matters within the scope (ignoring any exclusions) of the Company’s employer liability insurance from time to time;

(c)                            a Liability arises from an act or omission of the Director which is shown to have involved fraud or fraudulent concealment by the Director;

(d)                           the Director has received a financial benefit to which he/she is not entitled;

(e)                            it relates to tax or NI payable on remuneration or other benefits received by the Director.

2.5                                   The Director shall continue to be indemnified under the terms of the indemnities in this Deed, notwithstanding that the Director may have ceased to be a director of the Company.

2.6                                   All sums payable by the Company hereunder shall be paid free and without any rights of counterclaim or set-off and without deduction and withholding on any ground whatsoever, save only as may be required by law or where the right of counterclaim or set-off arises as a result of the Director’s failure to fulfil those obligations described in clause 2.8.  If any such deduction or withholding is required by law, the Company shall be obliged to pay to the Director such amount as will ensure that after any such deduction or withholding has been made the Director shall have received a sum equal to the amount that the Director would otherwise have received in the absence of any such deduction or withholding.

2.7                                   In the event that a Claim is made against the Director or the Director becomes aware of circumstances which may lead to the Company being required to make a payment under Clause 2.1, then the Director shall:

(a)                      promptly, and in any event within 5 Business Days of the date on which the Director becomes aware of the Claim, notify the Company in writing of a Claim setting out as much information as is known to the Director (including details of the person making the Claim, the circumstances which gave rise to it and an estimate of the amount of the Claim);

(b)                      keep the Company reasonably informed of all material developments in relation to the Claim;

(c)                       provide the Company with such information and copies of such documents relating to any Claim as the Company may reasonably request;

(d)                      promptly and diligently take all such action, subject to the Director being indemnified to the reasonable satisfaction of the Director by the Company, against all liabilities which may properly be incurred by reason of such action as the Company may reasonably request including the institution of proceedings and the instruction of professional advisers approved by the Company to act on behalf of the Company to avoid, dispute, resist, compromise, defend or appeal against any such Claim;

(e)                       not, without the prior written consent of the Company (not to be unreasonably withheld), make any admission in relation to any Claim, nor settle, compromise or consent to the entry of any judgment (or offer to do so) with respect to, any Claim;

(f)                        assist the Company as it may require in defending, settling or compromising any Claim;

(g)                       use reasonable endeavours to mitigate any loss suffered by the Director in respect of the Claim; and

(h)                      only incur reasonable costs and expenses in relation to any Liability and/or where the Company provides funds or does other things as set out in Clause 3.1.

2.8                                   In the event that the Director is or may be entitled to make recovery from some other person (including any applicable directors’ and officers’ insurance policy) of any sum in respect of any sum in respect of any facts or circumstances by reference to which the Director has or may have a claim against the Company under Clause 2.1, then the Director shall comply with Clause 2.7 in relation to such right of recovery and promptly repay to the Company an amount equal to the amount so recovered (less any tax thereon and the costs of recovery to the extent that the Director has not been indemnified by the Company in respect of such costs) or, if lower, the amount paid by the Company to or on behalf of the Director.

2.9                                   If the Director fails to comply with his/her obligations under Clause 2.7 or 2.8 in any material respect then the Director’s right under Clause 2.1 to be indemnified in respect of the relevant Liability and any costs, charges, losses, expenses and liabilities in relation thereto shall be limited to the amount to which the Director would have been entitled in the absence of such failure.

2.10                            The Company shall be entitled at any time by notice to the Director to assume sole conduct of all matters relating to any Claim (including the conduct of any counterclaim or related claim against any person). If the Company exercises its rights pursuant to this Clause:

(i)      it shall, at the request of the Director, permit the Director to engage separate counsel to make representations to the Company in relation to the conduct of any Claim.  The choice of such counsel shall be subject to the approval of the Company, not to be unreasonably withheld, and the costs of such counsel shall be for the account of the Company; and

(ii)     it shall not make any admission in relation to any claim, nor settle, compromise or consent to the entry of any judgment (or offer to do so) with respect to, any Claim without the prior agreement of the Director, unless, having consulted with the Director, the Company is of the reasonable opinion that a failure to take such action would be seriously prejudicial to the Company.

2.11                            For the purposes of this Deed, all Defence Liabilities will be deemed to be reasonably incurred, and any settlement entered into by the Director forming part of Settlement Liabilities shall be deemed to be reasonable if such Defence Liabilities or Settlement Liabilities conform broadly with either the advice given by the solicitors to the Company or otherwise with that of the solicitors to the Director.

2.12                            The Director hereby acknowledges to the Company that this deed of indemnity is a qualifying third party indemnity requiring disclosure in relation to the directors’ report of the Company under Section 234 of the Act.

3.                                          FUNDING EXPENDITURE

3.1                                   Save as provided in clause 3.2 below the Company hereby agrees that if the Director is engaged in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged Claims, investigations or proceedings, whether civil or criminal, the Company shall advance funds to the Director, subject to the maximum amount permitted and in accordance with any terms and conditions imposed by law under the Articles of Association of the Company or under the Listing Rules of the United Kingdom Financial Services Authority from time to time or such other body as may be applicable without obtaining shareholder approval, so as to enable the Director to finance Defence Liabilities and the Company shall also advance funds, subject as aforesaid, to the Director, to enable the Director to finance Defence Liabilities incurred or to be incurred by the Director in connection with any application under Section 661(3) and 661(4) or Section 1157 of the Act.

3.2                                   It will be an express term of any such funding referred to in clause 3.1 that the loan from the Company to the Director reflecting such funding shall be required to be repaid forthwith not later than:

(a)                           in the event of the Director being convicted in the proceedings, the date when the conviction becomes final in that it is, if not appealed against, at the end of the period for bringing an appeal, or if appealed against, at the time when the appeal, or any further appeal, is disposed of and the period for bringing any subsequent appeals has ended or it has been abandoned or ceases to have effect;

(b)                           in the event of judgment being given against the Director in the proceedings, the date when the judgment becomes final in that it is, if not appealed against, at the end of the period for bringing an appeal, or, if appealed against, at the time when the appeal, or any further appeal, is disposed of and the period for bringing any subsequent appeals has ended or it has been abandoned or ceases to have effect; or

(c)                            in the event of the court refusing to grant relief to the Director on the application under Section 661(3) and 661(4) or Section 1157 of the Act, or the date that that refusal of relief becomes final in that it is, if not appealed against, at the end of the period for bringing an appeal, or, if appealed against, at the time when the appeal, or any further appeal, is disposed of and the period for bringing any subsequent appeals has ended or it has been abandoned or ceases to have effect.

4.                                          AGREEMENT AS TO INSURANCE

4.1                                   The Company shall purchase and maintain for the benefit of the Director, for so long as a claim may be lawfully brought against the Director as a director of the Company or any Associated Company, (which, for the avoidance of doubt, shall include any period after the Director shall have ceased to be a director of the Company) directors’ and officers’ liability insurance on terms, conditions, and limits that are at least comparable to those of directors’ and officers’ liability insurance purchased and maintained by companies similar to the Company, provided that the Company shall not be so obliged if either:

(i)  such insurance is no longer available in the UK market nor any equivalent alternative market for the provision of such insurance (including, to the extent permitted by law from time to time, any self insurance arrangement involving Associated Companies); or

(ii)  such insurance is only available on such terms or conditions or for such premium that the Company is able to establish, to the reasonable satisfaction of not less than two thirds of the then current Company directors of the Company, that it would be unreasonable to proceed with the purchase of such insurance.

4.2                                   Not withstanding any other provision of this Deed, the Director and the Company each undertake and agree to comply with the requirements of any directors’ and officers’ liability insurance in force from time to time including, without limitation, any requirements in relation to the conduct of claims, and not to take any action that would reduce or extinguish the liability of the insurer thereunder.

4.3                                   In the event of any breach of clause 4.1 or 4.2, the Director acknowledges that the Company’s liability to the Director shall be limited to the extent permissible in accordance with the law, from time to time, and in particular with section 232 of the Act.

4.4                                  In the event that the Director shall have a right to make a claim under the provisions of clause 2.1 and clause 4.1 and/or clause 4.2, the Director shall claim first under the provisions of clause 2.1 and accordingly comply with the Director’s obligations under clauses 2.7 to 2.10.  Provided to the extent that the Director is not adequately protected under the provisions of clause 2.1, then, subject to the Director complying with the obligations under clauses 2.7 to 2.10, the Director shall be entitled subsequently to bring a claim under either or both of clause 4.1 or clause 4.2.

5.                                          BENEFITS OF DEED

The successors and personal representatives of the Director from time to time shall be entitled to the benefit of this deed.

6.                                          ASSIGNMENT

6.1                                   The Company may, at any time assign to an Associated Company or to any provider of directors’ and officers’ liability insurance taken out by the Company the benefit of the whole or any part of its rights under this Deed provided that, in relation to Associated Companies, such assignment shall be expressed to have effect only for so long as the assignee remains an Associated Company.

6.2                                   The Director may not assign the benefit of all or any part of his/her rights under this Deed other than to any provider of directors’ and officers’ liability insurance taken out by the Company.

7.                                          THIRD PARTY RIGHTS

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under this Deed.

8.                                          GOVERNING LAW

This Deed shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto the day and year first above written.

Executed and delivered as a deed by		)
AMEC plc		)
acting by two directors/a director and the		)
secretary:		)

Director

Director/Secretary

)
Signed as a Deed and Delivered by		)
[ ]		)
In the presence of:		)

Witness Signature:

Name:

Address